Exhibit 23
                         CONSENT OF INDEPENDENT AUDITORS





Board of Directors
Bay Banks of Virginia, Inc.


        We consent to the incorporation by reference in this Annual Report on Form 10-KSB of our report dated January 28, 1999, relating to the consolidated financial statements of Bay Banks of Virginia, Inc. as of December 31, 1998, 1997, and 1996, and for each of the years in the three-year period ended December 31, 1998.

                                                            EGGLESTON SMITH P.C.







Newport News, Virginia
March 25, 1999